FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-228375-01

SUPPLEMENT

(To Preliminary Prospectus Dated May 13, 2019)

$869,210,000 (Approximate)

BANK 2019-BNK18
(Central Index Key Number 0001774962)

as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)

as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2019-BNK18

This is a supplement to the preliminary prospectus dated May 13, 2019 (the “Preliminary Prospectus”).

The Preliminary Prospectus is updated in the manner set forth herein. Capitalized terms used herein but not defined herein will have such meanings ascribed to them in the Preliminary Prospectus.

BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc.	Drexel Hamilton
Co-Manager	Co-Manager

The date of this Supplement is May 17, 2019

COLLATERAL UPDATES

1.	Mortgage Loan No. 24, 2650 Camino Del Rio North, a loan secured by an office property in California as to which Bank of America, N.A. would have been the related Mortgage Loan Seller, is being removed from the pool. Such Mortgage Loan had an outstanding balance of $9,300,000 and represented approximately 0.9% of the Initial Pool Balance as presented in the Preliminary Prospectus.
2.	As a summary of the impact of the Mortgage Loan removal on the characteristics of the Mortgage Pool, the table set forth under “Mortgage Loan Characteristics” in “Summary of Terms” and in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Overview” in the Preliminary Prospectus is presented below updated for such removal (you should consider any statistical data contained in the Preliminary Prospectus that corresponds to the updated information shown in the table below as also updated to refer to such updated information).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,036,779,969
Number of mortgage loans	56
Number of mortgaged properties	242
Range of Cut-off Date Balances	$1,294,778 to $100,000,000
Average Cut-off Date Balance	$18,513,928
Range of Mortgage Rates	3.5432% to 5.7000%
Weighted average Mortgage Rate	4.3770%
Range of original terms to maturity(2)	60 months to 121 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	60 months to 121 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	237 months to 480 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	1.5% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	52.2%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	1.5% to 66.4%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	49.7%
Range of U/W NCF DSCRs(5)(6)(7)	1.34x to 53.49x
Weighted average U/W NCF DSCR(5)(6)(7)	2.80x
Range of U/W NOI Debt Yields(5)(6)	8.5% to 237.1%
Weighted average U/W NOI Debt Yield(5)(6)	14.0%
Percentage of Initial Pool Balance consisting of:
Interest-only	59.8%
Amortizing	16.7%
Partial Interest-only	16.4%
Interest-only, ARD	7.1%

Footnote references are to the same footnotes included with the previous version of the above table included in the Preliminary Prospectus.

3.	In addition, the percentage of the Initial Pool Balance represented by each of the Top 15 largest Mortgage Loans by Cut-off Date Balance is presented below updated for such removal:
Loan Name	Approx. % of Initial Pool Balance
350 Bush Street	9.6%
The Alhambra	9.6%
Ford Factory	9.2%
Newport Corporate Center	7.1%
9201 West Sunset Boulevard	6.8%
Central Tower	6.1%
Marriott Hanover	5.8%
Westin Atlanta Airport	4.4%
ILPT Hawaii Portfolio	3.9%
Great Wolf Lodge Southern California	3.9%
801 Barton Springs	3.3%
Millennium Park	2.2%
Cubesmart - Brooklyn	1.9%
Hilton Garden Inn Las Colinas	1.8%
Regency Gardens Apartment Corp.	1.6%
4.	With respect to the ILPT Hawaii Portfolio Whole Loan, the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus is updated to reflect Note Cut-off Date Balances for Note A-10 and Note A-11 of $10,000,000 and $19,000,000, respectively.
5.	With respect to the Great Wolf Lodge Southern California Whole Loan, which is serviced pursuant to the WFCM 2019-C50 PSA, the related Non-Serviced Special Servicer is entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Great Wolf Lodge Southern California Whole Loan, subject to a minimum fee of $25,000 with respect to any particular workout of such Whole Loan. The workout fee is not subject to a cap.

STRUCTURAL UPDATES

1.	As a result of the Mortgage Loan removal described above, the initial Certificate Balance or Notional Amount, as applicable, of certain Classes of Certificates will be adjusted. As a summary of such adjustments, the table set forth in “Summary of Certificates” in the Preliminary Prospectus is presented below updated for such adjustments (you should consider any statistical data contained in the Preliminary Prospectus that corresponds to the updated information shown in the table below as also updated to refer to such updated information).

Class or Interest	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$17,790,000	30.000%	%	(5)	May 2024	2.79	1 – 60
Class A-2	$32,774,000	30.000%	%	(5)	May 2024	4.96	60 – 60
Class A-SB	$30,145,000	30.000%	%	(5)	February 2029	7.47	60 – 117
Class A-3	(6)	30.000%	%	(5)	(6)	(6)	(6)
Class A-4	(6)	30.000%	%	(5)	(6)	(6)	(6)
Class X-A	$689,458,000(7)	NAP	%	Variable(8)	NAP	NAP	NAP
Class X-B	$179,752,000(9)	NAP	%	Variable(10)	NAP	NAP	NAP
Class A-S	$89,876,000	20.875%	%	(5)	May 2029	9.96	120 – 120
Class B	$49,247,000	15.875%	%	(5)	May 2029	9.96	120 – 120
Class C	$40,629,000	11.750%	%	(5)	May 2029	9.96	120 – 120
Non-Offered Certificates
Class X-D	$52,940,000(11)	NAP	%	Variable(12)	NAP	NAP	NAP
Class X-F	$19,699,000(11)	NAP	%	Variable(12)	NAP	NAP	NAP
Class X-G	$9,850,000(11)	NAP	%	Variable(12)	NAP	NAP	NAP
Class X-H	$33,241,971(11)	NAP	%	Variable(12)	NAP	NAP	NAP
Class D	$29,548,000	8.750%	%	(5)	May 2029	9.96	120 – 120
Class E	$23,392,000	6.375%	%	(5)	May 2029	9.96	120 – 120
Class F	$19,699,000	4.375%	%	(5)	May 2029	9.96	120 – 120
Class G	$9,850,000	3.375%	%	(5)	May 2029	9.96	120 – 120
Class H	$33,241,971	0.000%	%	(5)	June 2029	9.97	120 – 121
Class V(13)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Class R(14)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$51,838,998.48	NAP	%	(15)	June 2029	9.54	1 – 121

Footnote references are to the same footnotes included with the previous version of the above table included in the Preliminary Prospectus, except that footnote 6 is amended to read as follows: The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $608,749,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$100,000,000 - $305,000,000	March 2029 – April 2029	9.75 – 9.83	117 – 118 / 117 – 119
Class A-4	$303,749,000 - $508,749,000	May 2029 – May 2029	9.91 – 9.94	118 – 120 / 119 – 120

2.	In addition, the table set forth under “Certificate Balances and Notional Amounts” in “Summary of Terms” in the Preliminary Prospectus is presented below updated for such adjustments.
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$17,790,000	1.716%	30.000%
Class A-2	$32,774,000	3.161%	30.000%
Class A-SB	$30,145,000	2.908%	30.000%
Class A-3	$100,000,000 - $305,000,000(1)	9.645% - 29.418%(1)	30.000%
Class A-4	$303,749,000 - $508,749,000(1)	29.297% - 49.070%(1)	30.000%
Class X-A	$689,458,000	NAP	NAP
Class X-B	$179,752,000	NAP	NAP
Class A-S	$89,876,000	8.669%	20.875%
Class B	$49,247,000	4.750%	15.875%
Class C	$40,629,000	3.919%	11.750%

Footnote references are to the same footnotes included with the previous version of the above table included in the Preliminary Prospectus, except that footnote 1 is amended to read as follows: The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances and percentages of initial pool balance of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the chart above. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $608,749,000, subject to a variance of plus or minus 5%.

3.	The tables with respect to the Class A-1 Certificates and Class A-4 Certificates (based on the minimum Certificate Balance in the expected range) set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus are deleted and replaced in their entirety with the following:

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2020	85%	85%	85%	85%	85%
May 2021	69%	69%	69%	69%	69%
May 2022	49%	49%	49%	49%	49%
May 2023	25%	25%	25%	25%	25%
May 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.79	2.78	2.78	2.78	2.78

Percent of the Minimum Initial Certificate Balance ($303,749,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027	100%	100%	100%	100%	100%
May 2028	100%	100%	100%	100%	100%
May 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.93	9.91	9.86	9.53

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

CREDIT RISK RETENTION UPDATES

1.	As a result of the Mortgage Loan removal and new Class sizes described above, (a) the RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $ 51,838,998.48, representing at least 5.0% of all “ABS Interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates other than the class R certificates), and (b) the amount and approximate percentage of the RR Interest to be retained by each Retaining Party as described under “Credit Risk Retention”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Retained Interests in This Securitization”, “—Morgan Stanley Mortgage Capital Holdings LLC—Retained Interests in This Securitization” and “—Bank of America, National Association—Retained Interests in This Securitization” in the Preliminary Prospectus will change to the applicable amount and percentage indicated in the following table:

Retaining Party	RR Interest Certificate Balance Retained	Percentage of RR Interest Retained
Bank of America, National Association	$14,928,506.84	28.8%
Wells Fargo Bank, National Association	$24,254,110.70	46.8%
Morgan Stanley Bank, N.A.	$12,656,380.94	24.4%

REPURCHASE ACTIVITY UPDATES

1.	The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Compliance with Rule 15Ga-1 under the Exchange Act” in the Preliminary Prospectus is deleted and replaced with the following:

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2016 to March 31, 2019 (the “Rule 15Ga 1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	24.52	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	24.52	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	57.42
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	57.42

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,763,333.00	2.55	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,763,333.00	2.55	0	0.00	0.00

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.09	0	0.00	0.00	1	15,348,545.00	1.09
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			73	1,487,599,794.00	100.00	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.09	0	0.00	0.00	1	15,348,545.00	1.09

Commercial Mortgages Asset Class Total			628	9,599,281,621.61		1	38,371,874.00		0	0.00		0	0.00		1	15,348,545.00		2	36,450,338.00		2	101,660,176.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.
(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer withdrew its repurchase demand on August 15, 2017.
(12)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS 15G for the quarterly reporting period from January 1, 2019 through March 31, 2019 was set forth in (i) a Form ABS 15G filed by Wells Fargo Bank with the SEC on May 14, 2019, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS 15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 14, 2019, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS 15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

2.	The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—Repurchases and Replacements” in the Preliminary Prospectus is deleted and replaced with the following:

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2016 and ending March 31, 2019, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2019 through March 31, 2019 was set forth in a Form ABS-15G filed by MSMCH on May 10, 2019. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)(11)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,385,930		0	-		0	-		0	-		1	77,221,468		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2016 to March 31, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2016 to March 31, 2019.
(6)	Includes demands received during and prior to the reporting period from April 1, 2016 to March 31, 2019 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2016 to March 31, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2016 to March 31, 2019. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2019 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2019 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

3.	The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Repurchases and Replacements” in the Preliminary Prospectus is updated as follows: any references in such section to the quarterly Form ABS-15G filing made on May 8, 2019 are updated to mean the quarterly Form ABS-15G filing made on May 8, 2019, as amended by the Form ABS-15G/A filing made on May 14, 2019.

ANNEX A-2 UPDATES

1.	The information set forth in Annex A-2 to the Preliminary Prospectus is deleted and replaced with the following:

Annex A-2
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Wells Fargo Bank, National Association	17	$485,082,214	46.8%	4.3306%	120	2.87x	13.6%	51.7%	49.2%
Morgan Stanley Mortgage Capital Holdings LLC	10	$253,127,619	24.4%	4.4320%	119	2.12x	11.1%	59.6%	56.1%
Bank of America, National Association	10	$217,570,250	21.0%	4.5078%	110	1.89x	9.4%	58.9%	57.5%
National Cooperative Bank, N.A.	19	$80,999,886	7.8%	4.1317%	119	6.94x	38.4%	14.2%	11.7%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1,294,778 - 10,000,000	35	$168,218,342	16.2%	4.6002%	119	3.86x	22.1%	45.9%	40.1%
10,000,001 - 20,000,000	9	$123,120,250	11.9%	4.5499%	120	2.38x	13.8%	54.2%	49.8%
20,000,001 - 30,000,000	1	$23,000,000	2.2%	4.7000%	119	1.49x	9.9%	67.6%	58.2%
30,000,001 - 40,000,000	3	$114,500,000	11.0%	4.5507%	100	2.44x	12.0%	49.5%	49.5%
40,000,001 - 60,000,000	2	$105,441,378	10.2%	4.7509%	119	1.94x	14.0%	62.8%	54.7%
60,000,001 - 80,000,000	3	$207,500,000	20.0%	4.0061%	120	3.35x	13.3%	50.2%	50.2%
80,000,001 - 100,000,000	3	$295,000,000	28.5%	4.2123%	120	2.54x	11.2%	52.4%	52.4%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: $1,294,778
Maximum: $100,000,000
Average: $18,513,928

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
California	12	$510,820,000	49.3%	4.3453%	120	2.36x	11.0%	54.4%	54.1%
New York	18	$94,389,642	9.1%	4.1879%	119	6.15x	33.1%	23.2%	21.5%
Texas	6	$74,745,000	7.2%	4.5113%	92	2.14x	11.4%	59.5%	56.1%
Washington	1	$73,800,000	7.1%	3.5432%	120	5.63x	20.2%	34.5%	34.5%
New Jersey	1	$60,000,000	5.8%	4.8500%	119	1.85x	13.6%	58.1%	53.5%
Georgia	3	$55,406,999	5.3%	4.7532%	119	2.06x	14.8%	66.7%	53.9%
Hawaii	186	$40,000,000	3.9%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Florida	3	$30,525,000	2.9%	4.8276%	120	1.48x	10.2%	62.5%	55.8%
Michigan	2	$29,355,000	2.8%	4.6838%	119	1.49x	9.8%	68.1%	59.5%
Ohio	3	$21,010,250	2.0%	4.6546%	119	1.64x	10.7%	70.0%	60.9%
Nevada	1	$11,000,000	1.1%	4.4200%	119	2.49x	11.2%	55.3%	55.3%
Minnesota	1	$10,100,000	1.0%	4.3400%	120	1.59x	9.5%	62.7%	50.6%
Illinois	2	$7,950,000	0.8%	4.6241%	121	2.29x	13.5%	66.5%	60.4%
Indiana	1	$6,991,241	0.7%	4.7800%	119	1.56x	10.6%	67.2%	55.1%
Arizona	1	$6,742,214	0.7%	5.2200%	119	1.45x	10.2%	67.3%	55.9%
Kansas	1	$3,944,623	0.4%	4.3400%	119	4.18x	33.0%	19.9%	12.3%
Total/Wtd. Avg.	242	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV

Office
CBD	4	$293,200,000	28.3%	4.1533%	113	2.55x	11.1%	48.4%	48.4%
Suburban	7	$209,975,000	20.3%	4.0604%	120	3.45x	14.4%	54.1%	53.1%
Medical	1	$70,000,000	6.8%	4.4450%	120	1.87x	8.7%	64.6%	64.6%
Subtotal:	12	$573,175,000	55.3%	4.1549%	116	2.80x	12.0%	52.5%	52.1%
Hospitality
Full Service	4	$164,441,378	15.9%	4.8903%	119	2.03x	14.0%	59.3%	53.3%
Select Service	1	$7,300,000	0.7%	5.7000%	120	1.73x	14.4%	67.0%	51.5%
Subtotal:	5	$171,741,378	16.6%	4.9247%	119	2.02x	14.0%	59.6%	53.2%
Retail
Anchored	5	$56,862,214	5.5%	4.7494%	119	1.64x	9.9%	65.5%	58.8%
Unanchored	3	$24,611,241	2.4%	4.9251%	120	1.73x	10.8%	62.9%	56.1%
Single Tenant	1	$10,100,000	1.0%	4.3400%	120	1.59x	9.5%	62.7%	50.6%
Shadow Anchored	1	$3,500,000	0.3%	4.8950%	120	1.60x	10.5%	61.4%	56.6%
Subtotal:	10	$95,073,455	9.2%	4.7567%	119	1.66x	10.1%	64.4%	57.1%
Multifamily
Cooperative	19	$80,999,886	7.8%	4.1317%	119	6.94x	38.4%	14.2%	11.7%
Garden	1	$6,000,000	0.6%	5.0800%	119	1.39x	9.3%	70.6%	62.7%
Subtotal:	20	$86,999,886	8.4%	4.1971%	119	6.55x	36.4%	18.1%	15.2%
Leased Fee
Leased Fee	177	$37,760,349	3.6%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Subtotal:	177	$37,760,349	3.6%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Self Storage
Self Storage	4	$35,780,000	3.5%	4.5357%	120	1.98x	10.1%	60.2%	58.7%
Subtotal:	4	$35,780,000	3.5%	4.5357%	120	1.98x	10.1%	60.2%	58.7%
Industrial
Manufacturing	1	$11,495,250	1.1%	4.4100%	119	1.65x	10.6%	65.9%	60.3%
Warehouse	1	$6,800,000	0.7%	4.6100%	120	1.82x	12.7%	48.6%	35.9%

Warehouse/Distribution	6	$1,531,495	0.1%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Flex	2	$567,014	0.1%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Subtotal:	10	$20,393,759	2.0%	4.4664%	119	1.78x	11.3%	58.0%	50.6%
Mixed Use
Office/Retail	2	$9,515,000	0.9%	4.9500%	120	1.62x	10.8%	75.0%	61.7%
Retail/Office	1	$6,200,000	0.6%	4.7600%	120	1.88x	9.4%	57.7%	57.7%
Subtotal:	3	$15,715,000	1.5%	4.8750%	120	1.72x	10.2%	68.2%	60.1%
Parking
Parking	1	$141,142	0.0%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Subtotal:	1	$141,142	0.0%	4.3100%	117	2.40x	10.6%	45.2%	45.2%
Total/Wtd. Avg.	242	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.5432 - 3.9999	7	$204,049,757	19.7%	3.7764%	120	4.70x	19.7%	31.7%	31.4%
4.0000 - 4.4999	22	$410,250,602	39.6%	4.2565%	114	2.81x	13.7%	53.6%	52.9%
4.5000 - 4.9999	22	$350,937,397	33.8%	4.6911%	119	1.85x	11.4%	61.5%	56.2%
5.0000 - 5.7000	5	$71,542,214	6.9%	5.2405%	119	1.99x	12.9%	56.8%	52.3%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 3.5432%
Maximum: 5.7000%
Weighted Average: 4.3770%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	1	$34,500,000	3.3%	4.0150%	60	2.52x	10.5%	54.6%	54.6%
120	54	$997,879,969	96.2%	4.3881%	119	2.82x	14.2%	52.1%	49.5%
121	1	$4,400,000	0.4%	4.7000%	121	1.76x	12.0%	68.6%	57.6%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 60 mos.
Maximum: 121 mos.
Weighted Average: 118 mos.

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	1	$34,500,000	3.3%	4.0150%	60	2.52x	10.5%	54.6%	54.6%
61 - 120	54	$997,879,969	96.2%	4.3881%	119	2.82x	14.2%	52.1%	49.5%
121	1	$4,400,000	0.4%	4.7000%	121	1.76x	12.0%	68.6%	57.6%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 60 mos.
Maximum: 121 mos.
Weighted Average: 117 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	20	$693,670,000	66.9%	4.2468%	117	2.92x	12.8%	51.6%	51.6%
240	2	$8,458,122	0.8%	4.3400%	118	4.74x	36.9%	14.1%	8.7%
300	3	$16,765,621	1.6%	5.0560%	120	1.92x	14.4%	53.0%	40.0%
360	27	$300,561,469	29.0%	4.6654%	119	2.35x	15.5%	56.7%	49.1%
480	4	$17,324,757	1.7%	3.9456%	120	5.58x	28.5%	16.5%	14.6%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 240 mos.
Maximum: 480 mos.
Weighted Average: 360 mos.

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	20	$693,670,000	66.9%	4.2468%	117	2.92x	12.8%	51.6%	51.6%
237 - 300	5	$25,223,743	2.4%	4.8159%	119	2.87x	22.0%	39.9%	29.5%
301 - 360	27	$300,561,469	29.0%	4.6654%	119	2.35x	15.5%	56.7%	49.1%
361 - 480	4	$17,324,757	1.7%	3.9456%	120	5.58x	28.5%	16.5%	14.6%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 237 mos.
Maximum: 480 mos.
Weighted Average: 360 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.34 - 1.60	9	$85,788,455	8.3%	4.7918%	120	1.49x	10.0%	66.0%	56.8%
1.61 - 1.80	9	$83,580,250	8.1%	4.8161%	120	1.71x	11.4%	65.0%	57.2%
1.81 - 2.00	6	$246,300,000	23.8%	4.5933%	119	1.84x	10.0%	59.5%	58.1%
2.01 - 2.20	2	$65,441,378	6.3%	4.5766%	119	2.09x	13.1%	66.1%	57.2%
2.21 - 2.40	3	$203,700,000	19.6%	4.1876%	119	2.36x	10.7%	57.3%	57.3%
2.41 - 2.60	3	$85,500,000	8.2%	4.6464%	95	2.46x	12.5%	52.3%	52.3%
2.61 - 3.10	4	$17,835,621	1.7%	4.5081%	120	2.85x	15.8%	42.3%	40.6%
3.11 - 5.00	5	$119,917,889	11.6%	3.9682%	120	3.55x	15.9%	33.1%	32.6%
5.01 - 7.00	10	$115,727,779	11.2%	3.7498%	120	5.71x	25.6%	26.4%	25.5%
7.01 - 53.49	5	$12,988,598	1.3%	4.0820%	119	16.60x	79.9%	10.8%	9.7%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 1.34x
Maximum: 53.49x
Weighted Average: 2.80x

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.5 - 30.0	18	$76,999,886	7.4%	4.1354%	119	7.05x	39.3%	13.3%	10.7%
30.1 - 45.0	4	$179,800,000	17.3%	3.7733%	120	4.36x	16.8%	35.0%	35.0%
45.1 - 55.0	5	$185,000,000	17.8%	4.3839%	108	2.38x	11.4%	50.6%	50.1%
55.1 - 65.0	15	$346,745,000	33.4%	4.6226%	119	1.85x	10.2%	59.9%	57.7%
65.1 - 75.0	14	$248,235,083	23.9%	4.5410%	120	2.00x	11.5%	67.2%	61.0%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 1.5%
Maximum: 75.0%
Weighted Average: 52.2%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.5 - 35.0	20	$154,799,886	14.9%	3.8511%	119	6.31x	29.7%	23.9%	22.6%
35.1 - 45.0	3	$108,800,000	10.5%	3.9712%	120	3.32x	14.2%	36.4%	35.6%
45.1 - 55.0	9	$281,670,000	27.2%	4.5487%	112	2.17x	11.9%	54.1%	51.5%
55.1 - 60.0	15	$270,669,833	26.1%	4.6367%	119	1.84x	10.4%	61.6%	57.0%
60.1 - 66.4	9	$220,840,250	21.3%	4.4082%	120	2.07x	10.2%	66.0%	64.5%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 1.5%
Maximum: 66.4%
Weighted Average: 49.7%

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	19	$619,870,000	59.8%	4.3306%	116	2.60x	11.9%	53.6%	53.6%
Partial Interest Only	12	$169,900,250	16.4%	4.8006%	119	1.67x	11.7%	62.7%	56.2%
Amortizing Balloon	24	$173,209,719	16.7%	4.4828%	119	3.42x	21.4%	44.4%	35.8%
Interest Only, ARD	1	$73,800,000	7.1%	3.5432%	120	5.63x	20.2%	34.5%	34.5%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.5 - 9.5	8	$216,905,000	20.9%	4.5507%	120	1.77x	8.8%	60.9%	59.6%
9.6 - 10.5	8	$167,167,214	16.1%	4.3064%	107	2.13x	10.2%	57.6%	55.7%
10.6 - 11.5	8	$197,671,491	19.1%	4.3622%	119	2.20x	10.8%	61.1%	58.8%
11.6 - 13.5	4	$35,825,000	3.5%	4.8235%	120	1.75x	12.6%	61.3%	52.3%
13.6 - 14.5	4	$173,420,000	16.7%	4.3485%	120	2.78x	14.0%	45.4%	43.2%
14.6 - 16.5	4	$94,491,378	9.1%	4.8509%	119	2.31x	14.7%	57.6%	51.3%
16.6 - 237.1	20	$151,299,886	14.6%	3.8561%	119	6.39x	30.0%	24.4%	23.1%
Total/Wtd. Avg.	56	$1,036,779,969	100.0%	4.3770%	117	2.80x	14.0%	52.2%	49.7%

Minimum: 8.5%
Maximum: 237.1%
Weighted Average: 14.0%

California

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
California	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Southern California	8	$332,020,000	32.0%	4.5164%	119	2.07x	10.1%	60.3%	60.1%
Northern California	4	$178,800,000	17.2%	4.0275%	120	2.90x	12.6%	43.5%	43.0%
Total/Wtd. Avg.	12	$510,820,000	49.3%	4.3453%	120	2.36x	11.0%	54.4%	54.1%

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE UPDATES

1.	The information set forth in Annex E to the Preliminary Prospectus is deleted and replaced with the following:

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)
June 2019	30,145,000.00	August 2024	28,758,122.68
July 2019	30,145,000.00	September 2024	28,305,111.69
August 2019	30,145,000.00	October 2024	27,811,660.99
September 2019	30,145,000.00	November 2024	27,354,879.94
October 2019	30,145,000.00	December 2024	26,857,766.17
November 2019	30,145,000.00	January 2025	26,397,185.27
December 2019	30,145,000.00	February 2025	25,934,770.39
January 2020	30,145,000.00	March 2025	25,355,519.66
February 2020	30,145,000.00	April 2025	24,888,951.75
March 2020	30,145,000.00	May 2025	24,382,328.85
April 2020	30,145,000.00	June 2025	23,911,883.71
May 2020	30,145,000.00	July 2025	23,401,493.61
June 2020	30,145,000.00	August 2025	22,927,140.60
July 2020	30,145,000.00	September 2025	22,450,898.37
August 2020	30,145,000.00	October 2025	21,934,875.69
September 2020	30,145,000.00	November 2025	21,454,679.76
October 2020	30,145,000.00	December 2025	20,934,815.57
November 2020	30,145,000.00	January 2026	20,450,634.69
December 2020	30,145,000.00	February 2026	19,964,525.19
January 2021	30,145,000.00	March 2026	19,363,787.05
February 2021	30,145,000.00	April 2026	18,873,343.35
March 2021	30,145,000.00	May 2026	18,334,329.19
April 2021	30,145,000.00	June 2026	17,831,483.31
May 2021	30,145,000.00	July 2026	17,288,451.97
June 2021	30,145,000.00	August 2026	16,781,438.89
July 2021	30,145,000.00	September 2026	16,272,406.34
August 2021	30,145,000.00	October 2026	15,723,363.90
September 2021	30,145,000.00	November 2026	15,210,115.25
October 2021	30,145,000.00	December 2026	14,656,976.35
November 2021	30,145,000.00	January 2027	14,139,478.27
December 2021	30,145,000.00	February 2027	13,619,918.68
January 2022	30,145,000.00	March 2027	12,985,365.15
February 2022	30,145,000.00	April 2027	12,461,203.29
March 2022	30,145,000.00	May 2027	11,897,460.86
April 2022	30,145,000.00	June 2027	11,368,963.27
May 2022	30,145,000.00	July 2027	10,801,008.14
June 2022	30,145,000.00	August 2027	10,268,140.54
July 2022	30,145,000.00	September 2027	9,733,149.79
August 2022	30,145,000.00	October 2027	9,158,885.76
September 2022	30,145,000.00	November 2027	8,619,473.66
October 2022	30,145,000.00	December 2027	8,040,913.75
November 2022	30,145,000.00	January 2028	7,497,045.34
December 2022	30,145,000.00	February 2028	6,951,009.66
January 2023	30,145,000.00	March 2028	6,329,230.22
February 2023	30,145,000.00	April 2028	5,778,537.81
March 2023	30,145,000.00	May 2028	5,189,017.67
April 2023	30,145,000.00	June 2028	4,633,779.73
May 2023	30,145,000.00	July 2028	4,039,843.05
June 2023	30,145,000.00	August 2028	3,480,023.63
July 2023	30,145,000.00	September 2028	2,917,972.95
August 2023	30,145,000.00	October 2028	2,317,416.85
September 2023	30,145,000.00	November 2028	1,750,730.81
October 2023	30,145,000.00	December 2028	1,145,670.88
November 2023	30,145,000.00	January 2029	574,312.82
December 2023	30,145,000.00	February 2029 and thereafter	0.00
January 2024	30,145,000.00
February 2024	30,145,000.00
March 2024	30,145,000.00
April 2024	30,145,000.00
May 2024	30,144,909.95
June 2024	29,697,421.81
July 2024	29,209,337.23

The information in this supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in the Preliminary Prospectus and any other prior similar materials relating to the offered certificates (including, without limitation, the free writing prospectus structural and collateral term sheet dated May 13, 2019). The information in this supplement may be amended or supplemented. This supplement is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in the Preliminary Prospectus and to solicit an offer to purchase the offered certificates, when, as and if issued.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

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